Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Senior Vice President - Finance
614-278-6622

BIG LOTS REPORTS FIRST QUARTER ADJUSTED EPS FROM CONTINUING
OPERATIONS OF $0.68 PER DILUTED SHARE

COMPANY PROVIDES UPDATED EPS AND CASH FLOW GUIDANCE

COMPANY ANNOUNCES NEW $200 MILLION SHARE REPURCHASE PROGRAM

Columbus, Ohio - May 23, 2012 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $40.8 million, or $0.63 per diluted share, for the first quarter of fiscal 2012 ended April 28, 2012. As previously disclosed in our March 2, 2012 press release, we incurred an after-tax charge of $3.4 million, or $0.05 per diluted share, during the first quarter related to an inventory accounting change associated with the successful implementation of new retail inventory systems. Excluding this non-recurring, non-cash charge, adjusted income from continuing operations totaled $44.2 million, or $0.68 per diluted share (non-GAAP), for the first quarter of fiscal 2012. This compares to income from continuing operations of $52.5 million, or $0.70 per diluted share, for the first quarter of fiscal 2011.

FIRST QUARTER HIGHLIGHTS

•	Adjusted income from continuing operations of $0.68 per diluted share (non-GAAP) versus income from continuing operations of $0.70 per diluted share last year

•	Generated $108 million of Cash Flow (defined as operating activities less investing activities)

•	Opened 10 new stores

•
Invested $99 million to repurchase 2.5 million shares and completed our 2011 $400 million share repurchase program by repurchasing 11.7 million shares, or 16% of our outstanding shares, at an average price per share of $34.11

	EPS from Continuing Operations

	Q1 '12 (1)	Q1 '11 (2)

U.S. Operations	$0.72	$0.70

Add back: Inventory charge	$0.05	$—

U.S. Operations - adjusted basis	$0.77	$0.70

Canadian Operations (3)	$(0.09)	$—

Consolidated - adjusted basis	$0.68	$0.70

(1) Non-GAAP
(2) GAAP
(3) Canadian operations were acquired on July 18, 2011. Based on materiality, we have not provided pro-forma fiscal 2011 results.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

First Quarter Results

U.S. Operations

Net sales for U.S. operations for the first quarter of fiscal 2012 increased 2.8% to $1,262.2 million, compared to $1,227.3 million for the same period of fiscal 2011. Comparable store sales for U.S. stores open at least fifteen months decreased 0.8% for the quarter. Adjusted income from continuing U.S. operations totaled $0.77 per diluted share (non-GAAP) compared to income from continuing operations of $0.70 per diluted share for the same period of fiscal 2011.

Canadian Operations

Net sales for Canadian operations for the first quarter of fiscal 2012 totaled $32.2 million, while incurring a net loss of $6.1 million, or $0.09 per diluted share (non-GAAP). We acquired our Canadian operations on July 18, 2011. Based on materiality to our total operations, we are not required to and have not provided pro-forma information for Canadian operations.

Inventory and Cash Management

On a consolidated basis, inventory ended the first quarter of fiscal 2012 at $848 million compared to $785 million last year. The increase of approximately 8% represents growth in the number of U.S. stores, approximately 1% per store growth of inventory in our U.S. stores, and our Canadian acquisition.

We ended the first quarter of fiscal 2012 with $83 million of Cash and Cash Equivalents and no borrowings under our credit facility compared to $284 million of Cash and Cash Equivalents and no borrowings under our credit facility as of the end of the first quarter of fiscal 2011. Our net use of cash and debt during the last twelve months was focused on share repurchase activity, acquiring and funding our Canadian operations, and repaying borrowings under our credit facility offset by positive cash flow (defined as operating activities less investing activities) generated by our U.S. business.

Share Repurchase Activity

During the first quarter of fiscal 2012, we invested $99 million to repurchase 2.5 million of our shares at an average price of $39.32 per share. This activity exhausted our 2011 share repurchase program which resulted in a total investment of $400 million to repurchase 11.7 million shares at an average share price of $34.11 per share.

On May 22, 2012, our Board of Directors approved a new share repurchase program (“2012 share repurchase program”) providing for the repurchase of up to $200 million of our common shares. The $200 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2012 share repurchase program is eligible to begin on May 25, 2012 and will continue until exhausted.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FISCAL Q2 2012 GUIDANCE

•	Provides initial Q2 guidance for income from continuing operations of $0.37 to $0.42 per diluted share versus income from continuing operations of $0.50 per diluted share for the same period last year

•	Provides initial Q2 guidance for U.S. comparable store sales in a range of slightly positive to slightly negative

For the second quarter of fiscal 2012, we estimate consolidated income from continuing operations will be in the range of $0.37 to $0.42 per diluted share, compared to income from continuing operations of $0.50 per diluted share for the second quarter of fiscal 2011.

We estimate income from U.S. operations in a range of $0.44 to $0.49 per diluted share (non-GAAP), compared to last year's $0.52 per diluted share (non-GAAP). This is based on U.S. comparable store sales in a range of slightly positive to slightly negative and a total U.S. sales increase in the range of 3% to 4%.

Sales from our Canadian operations are expected to be in the range of $32 to $35 million for the second quarter of fiscal 2012, resulting in an operating loss in the range of $4 to $6 million, or $0.07 to $0.10 per diluted share (non-GAAP).

2012 OUTLOOK

•
Updates fiscal 2012 annual guidance for adjusted income from continuing operations to $3.25 to $3.40 per diluted share (non-GAAP) versus income from continuing operations of $2.99 per diluted share for fiscal 2011

•	Updates fiscal 2012 U.S. comparable stores sales estimates to be in a range of flat to 1% increase

•	Updates Cash Flow guidance to $190 million

Based on first quarter operating results and our expectations for the second fiscal quarter, we now estimate our fiscal 2012 consolidated adjusted income from continuing operations to be in the range of $3.25 to $3.40 per diluted share (non-GAAP), compared to our prior guidance of $3.40 to $3.50 per diluted share (non-GAAP). We have revised our Cash Flow guidance to $190 million compared to our prior guidance of $200 million.

We now estimate adjusted income from U.S. operations will be in the range of $3.50 to $3.60 per diluted share (non-GAAP), compared to our prior guidance of $3.63 to $3.73 per diluted share (non-GAAP). This is based on U.S. comparable store sales in the range of flat to a 1% increase and a total U.S. sales increase in the range of 5.5% to 6.5%.

For our Canadian operations, sales are expected to be in the range of $142 to $152 million for fiscal 2012 resulting in an operating loss in the range of $14 to $16 million, or $0.23 to $0.26 per diluted share (non-GAAP).

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

EPS from Continuing Operations (non-GAAP)	Full Year		Q2

	2012 Guidance	2011	2012 Guidance	2011

U.S. Operations	$3.45 - $3.55	$3.18	$0.44 - $0.49	$0.52

Add back: Inventory charge	$0.05	—	—	—

U.S. Operations - adjusted basis	$3.50 - $3.60	$3.18	$0.44 - $0.49	$0.52

Canadian Operations (1)	$(0.23) - $(0.26)	$(0.19)	$(0.07) - $(0.10)	$(0.02)

Consolidated - adjusted basis	$3.25 - $3.40	$2.99 (2)	$0.37 - $0.42	$0.50 (2)

(1) Canadian operations were acquired on July 18, 2011. Based on materiality, we have not provided pro-forma fiscal 2011 results.
(2) All results presented above are on a non-GAAP basis with the exception of Full Year 2011 and Q2 2011 Consolidated EPS.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2012. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Wednesday, June 6. A replay of the call will be available beginning today at 12:00 noon through June 6 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 1866714. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of May 23, 2012, we operated 1,459 BIG LOTS stores in the 48 contiguous United States and 82 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	APRIL 28	APRIL 30
	2012	2011
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$82,571	$283,895
Inventories	847,655	784,865
Deferred income taxes	45,997	51,136
Other current assets	68,646	63,206
Total current assets	1,044,869	1,183,102

Property and equipment - net	569,146	521,925

Deferred income taxes	3,402	10,786
Goodwill	15,030	0
Other assets	44,358	42,009
	$1,676,805	$1,757,822

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$433,505	$372,425
Property, payroll and other taxes	79,106	79,845
Accrued operating expenses	100,327	60,270
Insurance reserves	35,441	37,848
KB bankruptcy lease obligation	3,069	3,452
Accrued salaries and wages	25,307	24,222
Income taxes payable	19,303	32,792
Total current liabilities	696,058	610,854

Long-term obligations under bank credit facility	—	—

Deferred rent	62,016	44,924
Insurance reserves	50,811	47,077
Unrecognized tax benefits	17,274	18,221
Other liabilities	41,219	29,930

Shareholders' equity	809,427	1,006,816
	$1,676,805	$1,757,822

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	APRIL 28, 2012		APRIL 30, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,294,481	100.0	$1,227,274	100.0
Gross margin	512,449	39.6	494,129	40.3
Selling and administrative expenses	418,319	32.3	387,167	31.5
Depreciation expense	25,288	2.0	20,664	1.7
Operating profit	68,842	5.3	86,298	7.0
Interest expense	(336)	(0.0)	(501)	(0.0)
Other income (expense)	37	0.0	112	0.0
Income from continuing operations before income taxes	68,543	5.3	85,909	7.0
Income tax expense	27,763	2.1	33,378	2.7
Income from continuing operations	40,780	3.2	52,531	4.3
Loss from discontinued operations, net of tax benefit of $22 and $40, respectively	(34)	(0.0)	(60)	(0.0)
Net income	$40,746	3.1	$52,471	4.3

Earnings per common share - basic (a)
Continuing operations	$0.64		$0.71
Discontinued operations	0.00		0.00
Net income	$0.64		$0.71

Earnings per common share - diluted (a)
Continuing operations	$0.63		$0.70
Discontinued operations	0.00		0.00
Net income	$0.63		$0.70

Weighted average common shares outstanding
Basic	64,119		74,047
Dilutive effect of share-based awards	1,046		1,219
Diluted	65,165		75,266

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	APRIL 28, 2012 (a)
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,262,235	$32,246	$1,294,481
Gross margin	500,945	11,504	512,449
Selling and administrative expenses	401,526	16,793	418,319
Depreciation expense	24,424	864	25,288
Operating profit (loss)	74,995	(6,153)	68,842
Interest expense	(336)	0	(336)
Other income (expense)	0	37	37
Income (loss) from continuing operations before income taxes	74,659	(6,116)	68,543
Income tax expense	27,763	0	27,763
Income (loss) from continuing operations	$46,896	$(6,116)	$40,780
Diluted earnings (loss) per common share from continuing operations (b)	$0.72	$(0.09)	$0.63

(a)
The consolidated results of operations are comprised of the U.S. and Canadian operating segments. Prior year results are not presented as we operated only one segment during the first quarter of fiscal 2011.

(b)
The diluted earnings per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings per share from continuing operations. Diluted earnings per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	APRIL 28, 2012	APRIL 30, 2011
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$125,582	$125,545

Net cash used in investing activities	(17,989)	(19,099)

Net cash used in financing activities	(93,648)	(90)

Impact of foreign currency on cash	79	0

Increase in cash and cash equivalents	14,024	106,356
Cash and cash equivalents:
Beginning of period	68,547	177,539
End of period	$82,571	$283,895

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table reconciles gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the first quarter of 2012 for our consolidated and U.S. segment results (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2012 - Thirteen weeks ended April 28, 2012

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$512,449	$5,574	$518,023
Gross margin rate	39.6%	0.4%	40.0%
Operating profit	$68,842	5,574	74,416
Operating profit rate	5.3%	0.4%	5.7%
Income tax expense	$27,763	2,186	29,949
Effective income tax rate	40.5%	(0.1)%	40.4%
Income from continuing operations	$40,780	3,388	44,168
Net income	$40,746	3,388	44,134
Diluted earnings per share from continuing operations	$0.63	$0.05	$0.68
Diluted earnings per share	$0.63	$0.05	$0.68

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$500,945	$5,574	$506,519
Gross margin rate	39.7%	0.4%	40.1%
Operating profit	$74,995	5,574	80,569
Operating profit rate	5.9%	0.5%	6.4%
Income tax expense	$27,763	2,186	29,949
Effective income tax rate	37.2%	0.1%	37.3%
Income from continuing operations	$46,896	3,388	50,284
Diluted earnings per share from continuing operations	$0.72	$0.05	$0.77

The adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting estimate inseparable from a change in accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measures. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.